UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300 Chicago, IL	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On March 7, 2011, the Compensation Committee of our Board of Directors approved, subject to the approval of our stockholders, the LKQ Corporation Management Incentive Plan and approved the grant of bonus awards under the plan to our named executive officers. On May 2, 2011, our stockholders approved the plan, and consequently the awards became effective.

The potential bonus of each named executive officer pursuant to such awards is equal to the executive officer’s 2011 base salary (as of December 31, 2011) multiplied by a certain percentage. The percentage that will be used to calculate the bonus will depend on our earnings per share for the year ending December 31, 2011. The earnings per share target range for the 2011 performance period is $1.32 (at which the minimum bonus would be earned) to $1.38 (at which the maximum bonus would be earned). The following table sets forth the range of percentages of base salary that may be paid for the 2011 performance period to each of our named executive officers. The actual amount paid, if any, will depend on our actual earnings per share. A copy of the form of award memorandum to named executive officers for the 2011 performance period under the LKQ Corporation Management Incentive Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Name and position	Range of Bonus Percentages
Joseph M. Holsten Vice Chairman and Co-Chief Executive Officer	50% — 160%
Robert L. Wagman President and Co-Chief Executive Officer	40% — 120%
John S. Quinn Executive Vice President and Chief Financial Officer	35% — 110%
Walter P. Hanley Senior Vice President of Development and Associate General Counsel	35% — 110%
Victor M. Casini Senior Vice President, General Counsel and Secretary	35% — 110%

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2011 Annual Meeting of Stockholders of LKQ Corporation was held on May 2, 2011. The final results of voting on each of the matters submitted to a vote of the security holders were as follows:

1.	The election of ten directors to terms ending in 2012. The nominees for directors were elected based on the following votes:

Nominee	Votes For	Withheld	Broker Non-Votes
A. Clinton Allen	119,555,322	10,836,963	9,649,415
Victor M. Casini	127,733,206	2,659,079	9,649,415
Robert M. Devlin	49,758,558	80,633,727	9,649,415
Donald F. Flynn	128,085,652	2,306,633	9,649,415
Kevin F. Flynn	128,858,577	1,533,708	9,649,415
Ronald G. Foster	128,752,662	1,639,623	9,649,415
Joseph M. Holsten	128,150,718	2,241,567	9,649,415
Paul M. Meister	127,029,347	3,362,938	9,649,415
John F. O’Brien	128,639,701	1,752,584	9,649,415
William M. Webster, IV	128,410,247	1,982,038	9,649,415

2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011. The appointment of Deloitte & Touche LLP was ratified pursuant to the following votes:

Votes For:	136,838,532
Votes Against:	3,186,384
Abstentions:	16,784
Broker Non-Votes:	0

3.	The approval of a Management Incentive Plan so that our annual bonus payouts qualify as tax-deductible performance-based compensation. The Management Incentive Plan was approved pursuant to the following votes:

Votes For:	124,240,223
Votes Against:	5,701,529
Abstentions:	450,533
Broker Non-Votes:	9,649,415

4.	The re-approval of our Long Term Incentive Plan to maintain qualifications of payouts under the plan as tax-deductible performance-based compensation. The Long Term Incentive Plan was re-approved pursuant to the following votes:

Votes For:	126,528,558
Votes Against:	3,403,648
Abstentions:	460,079
Broker Non-Votes:	9,649,415

5.	The approval of an amendment to our 1998 Equity Incentive Plan that increases the number of shares of our common stock available for issuance under the plan by 6,400,000. The amendment was approved pursuant to the following votes:

Votes For:	103,275,030
Votes Against:	26,821,672
Abstentions:	295,583
Broker Non-Votes:	9,649,415

6.	An advisory vote on the compensation of our named executive officers. The compensation of our named executive officers was approved pursuant to the following votes:

Votes For:	126,600,436
Votes Against:	3,314,230
Abstentions:	477,619
Broker Non-Votes:	9,649,415

7.	An advisory vote on whether the frequency of holding an advisory vote on executive compensation should be every one year, two years or three years. The proposed frequencies received the following votes:

One year:	111,011,540
Two years:	162,159
Three years:	18,933,405
Abstentions:	285,181
Broker Non-Votes:	9,649,415

Item 7.01.	REGULATION FD DISCLOSURE

On June 6, 2011, a representative of LKQ Corporation will make presentations at the Company’s A-Reliable facilities in Chicago and Blue Island, Illinois as part of an event hosted by Bank of America Merrill Lynch. A copy of the presentation materials will be available under Presentations in the Investor Relations section of the Company’s website, www.lkqcorp.com, on the presentation dates.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The financial data contained in the presentation materials includes earnings before interest, taxes, depreciation and amortization (EBITDA) and provides a reconciliation of income from continuing operations to EBITDA. EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States.

We have presented EBITDA information solely as a supplemental disclosure because we believe it offers investors, security analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

Item 8.01.	OTHER EVENTS

On or about March 17, 2011, we furnished or otherwise made available to stockholders our proxy statement describing the matters to be voted upon at the Company’s 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) held on Monday, May 2, 2011. The second paragraph under “Director Compensation — Director Fees” in the proxy statement incorrectly stated that certain fees paid to directors for serving on committees of the Board of Directors were quarterly amounts. The amount of such fees included in the proxy statement were annual amounts. The paragraph, as corrected, should have read as follows:

In 2010, the Compensation Committee engaged Pearl Meyer & Partners, a compensation consulting firm, to review non-employee director compensation. The Compensation Committee directed Pearl Meyer to prepare a report analyzing the level of our director compensation compared to the director compensation of similarly-situated companies. Pearl Meyer issued its report in August 2010. The report covered director compensation trends, peer group and broader market compensation comparisons, and recommendations regarding director compensation. The Board of Directors reviewed the report and, based in part on the report, adjusted director compensation as follows: increased the quarterly amount received by each non-employee director for serving on the board to $31,250; increased the annual amount received by each of the chairman and the other members of the Audit Committee to $25,000 and $15,000, respectively; increased the annual amount received by each of the chairman and the other members of the Compensation Committee to $15,000 and $10,000, respectively; increased the annual amount received by each of the chairman and the other members of the Governance/Nominating Committee to $12,000 and $8,000, respectively; commenced an annual compensation amount for each of the chairman and the other members of the newly-formed Government Affairs Committee of $12,000 and $8,000, respectively; and commenced a quarterly compensation amount to our Chairman of the Board of $12,500 and to our Lead Independent Director of $6,250. All such compensation changes were effective for the period commencing as of January 1, 2011.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Form of LKQ Corporation Executive Officer 2011 Bonus Program Award Memorandum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKQ Corporation

Date: May 6, 2011	By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel